Exhibit 10.1

NINTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 18, 2013 by and between SILICON VALLEY BANK (“Bank”) and SOLTA MEDICAL, INC., a Delaware corporation (“Borrower”) whose address is 25881 Industrial Boulevard, Hayward, CA 94545.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2009, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of March 27, 2009, that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2009, that certain Third Amendment to Loan and Security Agreement dated as of March 30, 2010, that certain Fourth Amendment to Loan and Security Agreement dated as of October 15, 2010, that certain Fifth Amendment to Loan and Security Agreement dated as of April 20, 2011, that certain Sixth Amendment to Loan and Security Agreement dated as of September 12, 2011, that certain Seventh Amendment to Loan and Security Agreement dated as of October 25, 2011 and that certain Eighth Amendment to Loan and Security Agreement dated as of August 29, 2012 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the amount of credit available under the revolving line of credit (ii) amend the financial covenants, (iii) consent to Borrower’s acquisition of Sound Surgical Technologies LLC, (iv) add Sound Surgical Technologies LLC as a “Guarantor” under the Loan Documents and (v) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Revolving Advances). Section 2.1.1(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c) Early Termination. At Borrower’s option, Borrower shall have the option to terminate the Revolving Line prior to the Revolving Maturity Date, provided Borrower (a) provides written notice to Bank of its election to exercise to terminate the Revolving Line at least fifteen (15) days prior to such termination, and (b) pays, on the date of such termination (i) all accrued and unpaid interest with respect to the outstanding Advances through the date of such Termination; (ii) all outstanding principal with respect to the Advances; (iii) an early termination fee equal to Two Hundred Forty Thousand Dollars ($240,000) (the “Revolving Line Termination Fee”); and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.2 Section 2.4 (Fees). Section 2.4 of the Loan Agreement hereby is amended and restated by deleting the term “and” as it appears at the end of subsection (c); deleting the period as it appears at the end of subsection (d) and replacing it with the phrase “; and”; and inserting new subsection (e) at the end thereof to read as follows:

“(e) Facility Fees. Fully earned, non-refundable facility fees of One Hundred Twenty Thousand Dollars ($120,000) on (i) the Ninth Amendment Effective Date and (ii) the earlier of (I) the first anniversary thereof or (II) the date the Revolving Line is terminated early pursuant to Section 2.1.1(c).”

2.3 Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Financial Covenants.

Borrower shall maintain, to be tested as of the last day of each quarter, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a) Fixed Charge Coverage Ratio. A Fixed Charge Coverage Ratio not less than (i) 1.50 to 1.00 for the quarter ending March 31, 2013, (ii) 1.25 to 1.00 for the quarter ending June 30, 2013, (iii) 1.50 to 1.00 for the quarter ending September 30, 2013 and (iv) 2.00 to 1.00 for the quarter ending December 31, 2013 and at each quarter end thereafter.

(b) Leverage Ratio. A Leverage Ratio of not more than 2.00 to 1.00.

(c) Liquidity. Liquidity, at all times, measured monthly, of not less than Twelve Million Five Hundred Thousand Dollars ($12,500,000).”

2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 hereby are added or amended and restated in their entirety, as applicable:

“Borrowing Base” means (a) eighty percent (80%) of Eligible Domestic Accounts and (b) the lesser of (x) seventy percent (70%) of Eligible Foreign Accounts and (y) Eight Million Dollars ($8,000,000), in each case, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Eligible Domestic Accounts” are Accounts for which the Account Debtor has its principal place of business in the United States and which otherwise satisfy the definition of Eligible Accounts.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States and which otherwise satisfy the definition of Eligible Accounts.

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“Guarantor” is any present or future guarantor of the Obligations, including LipoSonix, Inc., CLRS Technology Corporation, AesThera Corporation, Reliant Technologies, LLC and Sound Surgical Technologies LLC.

“Ninth Amendment Effective Date” is March     , 2013.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).

“Revolving Line” is an Advance or Advances in an amount equal to Twelve Million Dollars ($12,000,000).

“Revolving Line Maturity Date” is March     , 2015.

“Sound Surgical Acquisition” means the transactions effectuated by the Sound Surgical Acquisition Documents.

“Sound Surgical Acquisition Agreement” means that certain Agreement and Plan of Merger by and among Sound Surgical Technologies LLC, Borrower, Argonaut Limited Liability Company, and Inlign CP III, LLC, dated as of January 29, 2013, and the schedules and exhibits thereto, if any.

“Sound Surgical Acquisition Documents” means, collectively, the Sound Surgical Acquisition Agreement and any other documents, instruments and/or agreements necessary to, and executed in connection with, the Sound Surgical Acquisition Agreement; all in form and substance reasonably acceptable to Bank.

2.5 Section 13 (Definitions). Subsections (b), (c), (d), (e) and (q) of the defined term “Eligible Accounts” set forth in Section 13.1 are amended in their entirety and replaced with the following:

“(b) Accounts that the Account Debtor has not paid within (i) ninety (90) days of due date for Eligible Domestic Accounts or (ii) one hundred twenty (120) days of due date for Eligible Foreign Accounts, regardless of invoices payment period terms;

(c) Accounts with credit balances over (i) ninety (90) days for Eligible Domestic Accounts or (ii) one hundred twenty (120) days for Eligible Foreign Accounts, from due date;

(d) Accounts owing from an Accounts Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within (i) ninety (90) days of due date for Eligible Domestic Accounts or (ii) one hundred twenty (120) days of due date for Eligible Foreign Accounts;

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(e) Intentionally Omitted;

(q) Accounts for which Borrower has permitted Accounts Debtor’s payment to extend beyond (i) ninety (90) days for Eligible Domestic Accounts or (ii) one hundred twenty (120) days for Eligible Foreign Accounts;”

2.6 Exhibit D to the Loan Agreement hereby is replaced with Exhibit D attached hereto.

2.7 Exhibit F to the Loan Agreement hereby is replaced with Exhibit F attached hereto.

2.8 Bank hereby consents to the Sound Surgical Acquisition.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

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5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of (a) this Amendment by each party hereto (b) Borrowing Resolutions, substantially in the form attached hereto, executed by Borrower, (c) the Sound Surgical Acquisition Documents and (d) two Unconditional Guaranties, two Security Agreements and two Intellectual Property Security Agreements executed by Sound Surgical Technologies LLC in form and substance acceptable to Bank, and (ii) Borrowers’ payment of (y) the facility fee due pursuant to Section 2.4(e) of the Loan Agreement as modified by this Ninth Amendment to Loan and Security Agreement and (z) all Bank Expenses, both of which may be debited from any Borrower’s accounts with Bank.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		SOLTA MEDICAL, INC.

By:	/s/ David M. Sabow	By:	/s/ Stephen J. Fanning
Name:	David M. Sabow	Name:	Stephen J. Fanning
Title:	SRM	Title:	CEO

[Signature Page to Ninth Amendment to Loan and Security Agreement]

EXHIBIT D - COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: SOLTA MEDICAL, INC.	Date:

The undersigned authorized officer of SOLTA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financials for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual Financial Projections	Within 7 days of approval by board	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate, A/R & A/P Agings, Deferred Revenue Report	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Minimum FCCR (measured quarterly)	1.50 to 1.00 as of 3/31/13; 1.25 to 1.00 as of 6/30/13; 1.50 to 1.00 as of 9/30/13; 2.00 to 1.00 as of 12/31/13 and at all times thereafter	:1.00	Yes No

Minimum Leverage Ratio (measured quarterly)	2.00 to 1.00	:1.00	Yes No

Minimum Liquidity (measured monthly)	$12,500,000	$

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SOLTA MEDICAL, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Fixed Charge Coverage Ratio (Section 6.7(a))

Required:	1.50 to 1.00 as of 3/31/13; 1.25 to 1.00 as of 6/30/13; 1.50 to 1.00 as of 9/30/13; 2.00 to 1.00 as of 12/31/13 and at each quarter end thereafter (measured quarterly on a trailing twelve month basis)

Actual:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

5. non-cash compensation expenses or other non-cash expenses or charges incurred during such period arising from the sale of stock, the granting of stock options, stock appreciation rights and other similar arrangements of Borrower and its Subsidiaries plus the fair value of the contingent consideration liability associated with the Liposonix acquisition.

	6. The sum of lines 1 through 5	$

C.	Adjusted EBIDTA (line A plus line B.6)	$

D.	Unfunded Capitalized Expenditures	$

E.	Cash Taxes	$

F.	Total Consolidated Indebtedness	$

G.	Fixed Charge Coverage Ratio (the sum of line C minus line D minus line E all divided by line F)	:1.00

Is line G equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

II.	Leverage Ratio (Section 6.7(b))

Required:	2.00 to 1.00 (Measured quarterly)

Actual:

A.	Funded SVB Senior Debt (does not include the Mezzanine Facility)

B.	Net Income	$

C.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

5. non-cash compensation expenses or other non-cash expenses or charges incurred during such period arising from the sale of stock, the granting of stock options, stock appreciation rights and other similar arrangements of Borrower and its Subsidiaries plus the fair value of the contingent consideration liability associated with the Liposonix acquisition.

	6. The sum of lines 1 through 5	$

C.	Adjusted EBITDA (line B plus line C.6)	$

D.	Leverage Ratio (line A divided by line C)	:1.00

Is line D less than or equal to the amount required above?

No, not in compliance	Yes, in compliance

III.	Liquidity (Section 6.7(c))

Required:	Twelve Million Five Hundred Thousand Dollars ($12,500,000) at all times.

Actual:

A.	Aggregate value of the unrestricted balance sheet cash of Borrower	$

B.	Availability Amount	$

C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000)?

No, not in compliance	Yes, in compliance

EXHIBIT F

BORROWING BASE CERTIFICATE

Borrower: SOLTA MEDICAL, INC.

Lender: Silicon Valley Bank

Commitment Amount: $12,000,000

DOMESTIC ACCOUNTS RECEIVABLE
1. Accounts Receivable (invoiced) Book Value as of	$
2. Additions (please explain on reverse)	$
3. Less: Intercompany / Employee Accounts / Non-Trade Accounts	$
4. NET TRADE DOMESTIC ACCOUNTS RECEIVABLE	$

DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. Amounts over 90 days due	$
6. Balance of 50% over 90 day accounts	$
7. Contra/Customer Deposit Accounts	$
8. Credit balances over 90 days	$
9. Concentration Limits	$
10. U.S. Governmental Accounts	$
11. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
12. Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
13. Accounts for Retainage Billing	$
14. Trust Accounts	$
15. Bill and Hold Accounts	$
16. Unbilled Accounts	$
17. Non-Trade Accounts	$
18. Accounts with Extended Term Invoices (Over 90 days)	$
19. Accounts subject to Chargebacks	$
20. Disputed Accounts	$
21. Deferred Revenue; if applicable	$
22. Concentration Limits	$
23. Other (please explain on reverse)	$
24. TOTAL DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS	$
25. Eligible DOMESTIC Accounts (#4 minus #24)	$
26. ELIGIBLE AMOUNT OF DOMESTIC ACCOUNTS (80% of #25)	$

[Continued on following page.]

FOREIGN ACCOUNTS RECEIVABLE
27. Accounts Receivable (invoiced) Book Value as of	$
28. Additions (please explain on reverse)	$
29. Less: Intercompany / Employee Accounts / Non-Trade Accounts	$
30. NET TRADE FOREIGN ACCOUNTS RECEIVABLE	$

FOREIGN ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
31. Amounts over 120 days due	$
32. Balance of 50% over 120 day accounts	$
33. Contra/Customer Deposit Accounts	$
34. Credit balances over 120 days	$
35. Foreign Invoiced Accounts	$
36. Concentration Limits	$
37. U.S. Governmental Accounts	$
38. Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$
39. Accounts with Progress/Milestone/Pre-billings; Contract Accounts	$
40. Accounts for Retainage Billing	$
41. Trust Accounts	$
42. Bill and Hold Accounts	$
43. Unbilled Accounts	$
44. Non-Trade Accounts	$
45. Accounts with Extended Term Invoices (Over 120 days)	$
46. Accounts subject to Chargebacks	$
47. Disputed Accounts	$
48. Deferred Revenue; if applicable	$
49. Concentration Limits	$
50. Other (please explain on reverse)	$
51. TOTAL FOREIGN ACCOUNTS RECEIVABLE DEDUCTIONS	$
52. Eligible Foreign Accounts (#30 minus #51)	$
53. 70% OF ELIGIBLE FOREIGN ACCOUNTS (70% of #52)	$
54. Maximum FOREIGN Availability		$8,000,000
55. ELIGIBLE AMOUNT OF FOREIGN ACCOUNTS [Lesser of #53 or #54]	$

BALANCES
56. Maximum Loan Amount		$12,000,000
57. Total Funds Available [the lesser of (i) #56 or (ii) the sum of #26 and #55]	$
58. Present balance owing on Line of Credit	$
59. RESERVE POSITION (#57 minus #58)	$

[Continued on following page.]

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

BANK USE ONLY
COMMENTS:

By:		Received by:
	Authorized Signer		AUTHORIZED SIGNER
Date:		Date:
Verified:
AUTHORIZED SIGNER
Date:
		Compliance Status:	Yes No

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: SOLTA MEDICAL, INC. BANK: Silicon Valley Bank	DATE: March , 2013

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Bank may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

SOLTA MEDICAL, INC.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                          of Borrower, hereby certify as to paragraphs 1 through 5 above, as

                    [print title]

of the date set forth above.

By:
Name:
Title: